                             {STELLENT LETTERHEAD]

                                                                      EXHIBIT 99

NEWS RELEASE

FOR IMMEDIATE RELEASE
                                                           FOR MORE INFORMATION:
                                                    Gregg Waldon, Stellent, Inc.
                                                                  (952) 903-2003
                                                       gregg.waldon@stellent.com

                                                   Amanda Kohls or Fred Haberman
                                                     Haberman & Associates, Inc.
                                                                  (612) 338-3900
                                                          amanda@habermaninc.com
                                                            fred@habermaninc.com


STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003

COMPANY IMPROVES CASH AND MARKETABLE SECURITIES POSITION TO $81.2 MILLION; CONTINUES SEQUENTIAL REVENUE GROWTH

EDEN PRAIRIE, MN, APRIL 29, 2003 -- Stellent(TM), Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today its financial results for the fourth quarter and fiscal year ended March 31, 2003.

         Fourth quarter revenues were $16.8 million, and revenues for the fiscal year ended March 31, 2003 were $65.4 million. License revenues represented approximately 59%, and service revenues 41%, of the total gross revenue for the quarter ended March 31, 2003.

         Pro forma net loss was $2.9 million, or $0.13 per share, on a basic and diluted share basis for the quarter ended March 31, 2003. The company had a pro forma net loss of $16.6 million, or $0.74 per share, on a basic and diluted share basis for the fiscal year ended March 31, 2003. On a Generally Accepted Accounting Principles (GAAP) basis, the net loss for the quarter ended March 31, 2003 was $6.6 million, or $0.30 per share, on a basic and diluted share basis. The GAAP net loss for the fiscal year ended March 31, 2003 was $32.4 million, or $1.45 per share, on a basic and diluted share basis.

         Stellent believes the pro forma results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges related primarily to expenses such as amortization of certain intangible assets and restructuring charges. Charges included in the GAAP results that were excluded from the pro forma results were amortization of intangible assets, amortization of capitalized software from acquisitions, acquisition costs, restructuring charges and investment impairment as indicated in the attached pro forma supplemental information.

         "Stellent generated continued sequential revenue growth in the fourth quarter, despite a difficult business environment," said Robert Olson, president and chief executive officer (CEO) for Stellent. "Additionally, we produced other strong financial results during the quarter. We generated more than $5.0 million in cash from operations, which contributed to our growth in cash and marketable securities to $81.2 million, up from $77.0 million in the Dec. 31, 2002 quarter. This growth occurred despite the impact of

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003


approximately $650,000 for a cash acquisition of assets and approximately $965,000 in Stellent common stock purchases during the fourth quarter.

         "In addition, our days sales outstanding (DSOs) decreased to 84 days during the fourth quarter from 110 days in the previous quarter and deferred revenues increased by approximately $2.3 million. We also continued to generate the majority of our revenues from license fees, which represented 59 percent of total revenues, and produced a maintenance contract renewal rate of approximately 90 percent during the quarter, demonstrating the strong demand for our products within our existing customer base.

         "We signed 46 new accounts in the fourth quarter as well as continued to expand Stellent(R) Content Management roll-outs at a number of our existing enterprise customers. New Stellent Content Management customers include Coca-Cola Japan, Ecolab GmbH, United Utilities, Dallas Museum of Art, Koch Industries and Bayerngas GmbH. We expanded Stellent roll-outs for customers including Sony Pictures Entertainment, BlueCross BlueShield of Florida, Target Corp., Habitat for Humanity, Fisher Controls, Medica, Cargill, Praxair, Susan G. Komen Breast Cancer Foundation, Allina Hospitals and Clinics, BP Oil International, UMB Financial, City of Mesa, Ariz., First Industrial Realty Trust and the Port Authority of New York and New Jersey.

         "During the fourth quarter, Stellent's OEM group, which includes the company's mobile/wireless technology, secured new agreements with companies including IBM Corp., Endeca and Idealab. In addition, the group renewed contracts with organizations such as Lexis Nexis and Compaq Corp.

         "Our partners drove substantial revenue for Stellent throughout fiscal 2003, particularly in the fourth quarter. During the quarter, we worked with Software AG to win the State of Alaska account and Computer Sciences Corp. to close the State of Minnesota Department of Revenue transaction. We also partnered with Datacom Consulting Corp. to secure Carlson Leisure Group as a customer.

         "Additionally, we launched two successful vertical initiatives during the year. Our Lotus Notes initiative, which included the introduction of the Stellent Lotus Notes Integrator, influenced approximately $800,000 in revenue during the fourth quarter, and we have more than 280 leads in our pipeline for this product. The Stellent eGovernment Solution -- the foundation of our e-government initiative -- also produced meaningful results, helping us close a number of federal, state and local deals during the year.

         "According to a recent report from the Aberdeen Group, IT budgets will rise over the next year, and 56.3 percent of companies Aberdeen surveyed plan to purchase content/document management applications. We believe Stellent is well-positioned to capitalize on this customer demand. Over the past year, we reduced our operating costs and enhanced our sales, services and international teams to enable us to better target and secure customer deals. In the past six months, we strengthened our management team with the addition of six key, senior-level executives who I am confident will help us further drive our revenue growth. And, we recently added Phil Soran, co-founder and former CEO of XIOtech Corp. and current president and CEO of Compellent Technologies, to our board of directors.

         "We are encouraged by the fact that we incrementally grew revenue over the past three quarters, and we intend to focus acutely on accelerating revenue growth in fiscal 2004. We recently expanded our recurring revenue stream to help us achieve this goal and also intend to introduce new vertical content management

                                     -MORE-

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003

offerings during the year to aggressively target the manufacturing, insurance and commercial real estate industries. In addition, we will continue to work to expand our international operations.

         "Stellent has set the stage to capture additional market share and substantially grow our business in fiscal 2004. We offer a content management suite that quickly solves critical business problems and is considered by many Global 2000 companies to be their product-of-choice; we have strong partnerships in place with other leading software companies that help drive our revenue; and we have a world-class, worldwide team of employees in place to achieve our goals."

FISCAL YEAR 2003 HIGHLIGHTS

CUSTOMERS

o Stellent now has 1,920 total customers comprised of 1,079 corporate content management customers; 404 OEM customers; and 437 corporate customers for its desktop viewing and conversion technology.

o    Stellent signed 183 new customers during fiscal year 2003, including:

     o    AIRLINE/TRANSPORTATION: Copeland Corp., Valley Metro

     o BANKING/FINANCE/INSURANCE: Centers for Medicare and Medicaid Services, First Industrial Realty Trust, OppenheimerFunds, UMB Financial

     o CONSUMER/HOSPITALITY: Carlson Leisure Group, Coca-Cola Japan, Dollar Tree, Procter & Gamble, Wendy's International

     o EDUCATION: California State University-Long Beach, City University of New York, State University of New York, University of Georgia

     o    GAS/UTILITIES: BP Oil International, Great River Energy, United
          Utilities

     o GOVERNMENT: City of Los Angeles, City of Phoenix, the Danish Government, Department for Work and Pensions, Port Authority of New York and New Jersey, Pueblo County, Colo., State of Alaska, State of Delaware, State of Minnesota Department of Children, Family and Learning, State of Minnesota Department of Revenue, State of Minnesota Human Services

     o HEALTH CARE: BlueCross BlueShield of Florida, BlueCross BlueShield of Minnesota, BlueCross BlueShield of North Carolina

     o    MANUFACTURING: Hitachi America

     o OEM: Back Office Solutions, CompuThink, Digitech Systems, Endeca, IBM Corp., Idealab, Lockheed Martin Management and Data Systems, Minolta, Palm, Seven Networks, Sony Ericsson Mobile Communications AB, U.S. Army Corp of Engineers, United States Department of State

     o OTHER: Dallas Museum of Art, Koch Industries, National Audubon Society, National Farmers Union, Rodale Press, Society for Human Resources Management


                                     -MORE-

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003

CORPORATE NEWS

o Stellent acquired the assets of privately held Kinecta Corp., a leading provider of software infrastructure for content distribution, in April 2002. The strategic move enhanced Stellent's end-to-end content management solution by providing content integration and distribution capabilities.

o In March 2003, Stellent acquired selected assets of Active IQ Technologies for $650,000 in cash, or approximately the acquired annualized recurring revenue. The acquisition expanded Stellent's content management offering to include hosted solutions with a recurring revenue model.

o    Stellent announced several executive appointments during the fiscal year:
     David Batt as executive vice president of global field operations; John Page as vice president of North American consulting services; Sharon Roberts as vice president of alliances; Brian Endo as managing director of Stellent Japan; and Josef Huber as managing director of central Europe.

o Stellent was named a "Leader" in META Group's Web Content Management METAspectrum evaluation.

o Stellent was cited as a "Strong Performer" in Forrester Research's "Forrester Wave(TM): Content Management for Retailers" brief.

o    Stellent opened operations in Tokyo, Japan and Paris, France.

o In December 2002, Stellent conducted a voluntary stock option exchange program for its employees. Under the program, options to purchase 2,195,678 shares of common stock were exchanged by employees for promises to grant options to purchase 699,985 shares of common stock at a future date.

o Stellent announced a shareholder rights plan designed to enable Stellent shareholders to realize the long-term value of their investments by providing for fair and equal treatment of all shareholders in the event that an unsolicited attempt is made to acquire the company.

AWARDS/RECOGNITION

o Stellent Content Management 6.0 won a "Best of Show" award at Internet World Spring 2002. Internet World writers and editors recognized the solution as the most innovative technology in its business applications category.

o For the second year in a row, Business 2.0 named Stellent one of three content management market leaders in its 2003 "Essential Business Software Tool Kit" published in its February 2003 issue. Stellent Content Management is listed under the "Web Content Management" category as a recommended tool to help businesses get control of their Web content.

o Stellent won a 2002 WebSphere Advisor Excellence Award for a joint implementation that included the Stellent Content Management system and IBM WebSphere Portal. The solution was implemented for Guardian Life Insurance Co. of America, New York, the fourth largest mutual life insurance company in the United States.


                                     -MORE-

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003

o Stellent was recognized as one of the top 100 companies in digital content by EContent magazine. The company was included in the "EContent 100" list of the top companies, products and services in the digital content market, published in the magazine's December 2002 issue.

o Stellent was selected as one of the 50 fastest growing technology companies in Minnesota by Deloitte & Touche. The Deloitte & Touche Technology Fast 50 program recognizes Minnesota-based companies that have achieved the most rapid revenue growth between 1997 and 2001, and Stellent was selected from more than 2,000 Minnesota companies considered for the award.

o KMWorld named Stellent one of the "100 Companies That Matter in Knowledge Management" in the publication's March 2003 issue. The list recognizes organizations that best exemplify velocity and impact of innovation in the knowledge economy, and Stellent was honored for the third consecutive year.

o Stellent was ranked for the fourth year in a row as one of the world's largest software companies in Software Magazine's 20th annual Software 500, which was featured in the publication's 2002 summer edition.

PARTNERSHIPS AND ALLIANCES

o Stellent closed several partner-influenced deals during fiscal 2003, including:

     o    First Industrial Realty Trust with Deloitte & Touche and J.D. Edwards

     o    The Danish Government with IBM

     o    OppenheimerFunds with BEA Systems

     o    Catholic Healthcare West with IBM

     o    Society for Human Resources Management with Sogeti

     o    State of Minnesota Human Services with Software House International

     o    State of Minnesota Department of Revenue with Computer Sciences Corp.

     o    State of Alaska with Software AG

     o    Carlson Leisure Group with Datacom Consulting Corp.

     o    Susan G. Komen Breast Cancer Foundation with eFORCE

o Stellent announced support for SAP(R) NetWeaver(TM), the foundation of SAP's Enterprise Services Architecture.

o Stellent integrated the Stellent Content Management system with Software AG's Tamino XML Server.

o Stellent signed alliance agreements with firms such as American Management Systems, Computer Service Organization, Document Sciences, E-dablio Consultoria e Projetos Ltda, eFORCE, Idiom Technologies, Inc., Imaginet, Inktomi Corp., Macquarium Online Vitality, Siebel Systems and World Wide Technology during fiscal year 2003.


                                     -MORE-

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003

PRODUCTS

o Stellent released Stellent Content Management in 12 languages: Brazilian Portuguese, Danish, Dutch, English, Finnish, French, German, Italian, Japanese, Korean, Spanish and Swedish.

o Stellent released expanded Extensible Markup Language (XML) conversion capabilities for Stellent Content Management, which enhance the Stellent system by enabling business users to automatically transform desktop application files to any XML format for presentation or application integration.

o Stellent launched a Lotus Notes initiative aimed at unlocking and leveraging the wealth of information stored in Lotus Notes repositories. The initiative included the release of Stellent Lotus Notes Integrator, which offers customers a migration or integration path between Lotus Notes and Stellent Content Management.

o Stellent released a content management product suite designed specifically for state and local e-government initiatives. The new Stellent eGovernment Solution provides government agencies with a set of applications that address the broad range of e-government programs agencies are implementing.

o Stellent released Stellent Connection Server 6.1, providing content integration and distribution capabilities that enable Stellent's enterprise customers to aggregate content from multiple repositories, manage it in the Stellent environment and distribute it to internal and external individuals, Web sites and applications.

o Stellent released portlets updated to support the IBM WebSphere Portal Version 4.1, providing developers with a rapid, flexible solution for implementing content-rich portals.

o Stellent announced Stellent Content Management 6.0 with new content contribution, collaboration and delivery capabilities as well as enhanced desktop contribution capabilities to enable enterprises to further optimize content management across large numbers of employees, partners and customers.

o Stellent introduced an Audio Video Indexer module to help meet Global 2000 businesses' needs to access, manage and deliver video, audio and graphical business content.

o Stellent announced version 6.0 of the Stellent Content Categorizer that enables Web administrators and content contributors to automatically, uniformly and intelligently categorize content as it is checked into the Stellent Content Server.

CONFERENCE CALL

         Stellent will host a fourth quarter and year-end earnings conference call for investors on Tuesday, April 29, 2003 at 4:00 p.m. CDT. Callers in the United States can dial 1-866-246-6870, and international callers can dial 1-334-420-1230 (conference ID is "Stellent, Inc."). Participants are encouraged to dial in at least five minutes before the start time. Time will be allotted for questions and answers. Investors unable to participate in the call may access a replay of the entire transcript through Tuesday, May 6, 2003. This will be available for U.S. callers at 1-888-211-2648 (ID #3409938) and international callers at 1-703-925-2474 (ID #3409938).


                                     -MORE-

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003

ABOUT STELLENT, INC.

         Stellent, Inc. (www.stellent.com) is a global provider of content management solutions. The company's Stellent Content Management system enables customers to rapidly deploy line-of-business Web sites, such as employee portals and partner extranets, as well as enterprise-wide solutions that standardize content management for use by multiple sites and applications throughout an organization. Stellent has been ranked one of the top three content management vendors by industry analyst firms Gartner Dataquest, Giga Information Group and Aberdeen Group, and has more than 1,500 customers, including much of the Global 2000. Its customer roster includes Procter & Gamble, Merrill Lynch, Los Angeles County, British Red Cross, Aetna/ING, Target Corp., Janus, Emerson Process Management and various BlueCross BlueShield organizations across 15 states. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

                                       ###

Any forward-looking statements in this release, including, without limitation, statements regarding future revenues and profitability of the Company and statements regarding the Company's business prospects, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003


                                 STELLENT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                     THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                          MARCH 31,                  MARCH 31,
                                                                     2003          2002          2003          2002
                                                                  ----------    ----------    ----------    ----------
Revenues:
  Product licenses ............................................   $    9,996    $    8,305    $   40,364    $   66,908
  Services ....................................................        6,817         5,701        25,070        21,432
                                                                  ----------    ----------    ----------    ----------
Total revenues ................................................       16,813        14,006        65,434        88,340
                                                                  ----------    ----------    ----------    ----------

Cost of revenues:
  Product licenses ............................................        1,460         1,518         6,480         5,005
  Amortization of capitalized software from acquisitions ......          470           244         1,892           966
  Services ....................................................        3,266         3,358        12,146        13,392
                                                                  ----------    ----------    ----------    ----------
Total cost of revenues ........................................        5,196         5,120        20,518        19,363
                                                                  ----------    ----------    ----------    ----------

Gross profit ..................................................       11,617         8,886        44,916        68,977
                                                                  ----------    ----------    ----------    ----------

Operating expenses:
  Sales and marketing .........................................        8,767        10,990        38,343        46,672
  General and administrative ..................................        3,383         4,374        11,301        11,884
  Research and development ....................................        3,203         4,644        15,766        17,601
  Acquisition and related costs ...............................          125           237         1,127           237
  Amortization of acquired intangible assets and other ........        1,651         3,376         6,635        12,914
  Restructuring charges .......................................          351            --         4,368            --
                                                                  ----------    ----------    ----------    ----------
Total operating expenses ......................................       17,480        23,621        77,540        89,308
                                                                  ----------    ----------    ----------    ----------

Loss from operations ..........................................       (5,863)      (14,735)      (32,624)      (20,331)

Other:
  Interest income, net ........................................          336           817         1,957         3,755
  Investment impairment .......................................       (1,083)       (3,499)       (1,733)       (5,722)
                                                                  ----------    ----------    ----------    ----------

Net loss ......................................................   $   (6,610)   $  (17,417)   $  (32,400)   $  (22,298)
                                                                  ==========    ==========    ==========    ==========

Net loss per common share-Basic and Diluted ...................   $    (0.30)   $    (0.78)   $    (1.45)   $    (1.00)

Weighted average common shares outstanding-Basic and Diluted ..       22,281        22,361        22,345        22,286

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003


                                 STELLENT, INC.
                       PRO FORMA SUPPLEMENTAL INFORMATION
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (a)
                                   (UNAUDITED)


                                                                          THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                               MARCH 31,                   MARCH 31,
SUPPLEMENTAL INFORMATION:                                                 2003         2002(a)        2003         2002(a)
                                                                       ----------    ----------    ----------    ----------

Net loss ...........................................................   $   (6,610)   $  (17,417)   $  (32,400)   $  (22,298)
Add back charges:
  Amortization of acquired intangible assets and other(b) ..........        1,651         3,376         6,635        12,914
  Amortization of capitalized software from acquisitions ...........          470           244         1,892           966
  Acquisition and related costs ....................................          125           237         1,127           237
  Investment impairment ............................................        1,083         3,499         1,733         5,722
  Restructuring charges ............................................          351            --         4,368            --
                                                                       ----------    ----------    ----------    ----------
Total add back charges .............................................        3,680         7,356        15,755        19,839
                                                                       ----------    ----------    ----------    ----------
Pro forma net loss before pro forma income taxes ...................       (2,930)      (10,061)      (16,645)       (2,459)
Pro forma income taxes .............................................           --            --            --            --
                                                                       ----------    ----------    ----------    ----------
Pro forma net loss .................................................   $   (2,930)   $  (10,061)   $  (16,645)   $   (2,459)
                                                                       ==========    ==========    ==========    ==========

Pro forma basic and diluted net loss per share .....................   $    (0.13)   $    (0.45)   $    (0.74)   $    (0.11)

Weighted average common shares outstanding - Basic and diluted .....       22,281        22,361        22,345        22,286

(a) Certain prior year balances have been reclassified to conform to the current year's presentation. These reclassifications had no effect on pro forma net income or loss as previously reported.

(b) In accordance with implementation of FAS 142, the Company stopped amortizing goodwill effective April 1, 2002.

This supplemental financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Pro forma net loss per share is computed using the weighted average number of shares of Common Stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive. The effect of using options and warrants would be anti-dilutive for each period, and therefore, was not included in the calculation.

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2003


                                 STELLENT, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                    MARCH 31,     MARCH 31,
                                                                      2003          2002
                                                                   ----------    ----------
ASSETS
Current assets:
  Cash, cash equivalents and short-term marketable securities ..   $   65,936    $   88,478
  Accounts receivable, net .....................................       15,602        18,576
  Prepaid royalties ............................................        2,335         3,383
  Prepaid expenses and other ...................................        3,423         6,229
                                                                   ----------    ----------
Total current assets ...........................................       87,296       116,666

Long-term marketable securities ................................       15,233         7,680
Property and equipment, net ....................................        4,830         6,054
Prepaid royalties, net of current ..............................        1,934         3,011
Goodwill, net ..................................................       12,703        11,332
Other intangible assets, net ...................................        4,837        11,356
Deferred income taxes ..........................................           --         4,894
Investments in and notes with other companies ..................        1,136         3,122
Other ..........................................................        1,740         1,811
                                                                   ----------    ----------

Total assets ...................................................   $  129,709    $  165,926
                                                                   ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable .............................................   $    2,287    $    2,264
  Deferred revenues ............................................        9,187         6,556
  Commissions payable ..........................................        1,353         1,000
  Accrued expenses and other ...................................        4,646         3,996
                                                                   ----------    ----------
Total current liabilities ......................................       17,473        13,816

Deferred revenue, net of current portion .......................           --           123
                                                                   ----------    ----------
Total liabilities ..............................................       17,473        13,939
                                                                   ----------    ----------

Shareholders' equity
  Common stock .................................................          219           224
  Additional paid-in capital ...................................      186,919       194,265
  Accumulated deficit ..........................................      (74,902)      (42,502)
                                                                   ----------    ----------
  Total shareholders' equity ...................................      112,236       151,987
                                                                   ----------    ----------

Total liabilities and shareholders' equity .....................   $  129,709    $  165,926
                                                                   ==========    ==========